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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-60975) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated March 6, 2003 (except for Note 18, as to which the date is April 2, 2003) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133, and No. 142, Goodwill and Other Intangible Assets), appearing in this Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2003.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 25, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT